HCA	news

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Mark Kimbrough	Jeff Prescott
615-344-2688	615-344-5708
HCA CLEARS FTC REVIEW UNDER HART-SCOTT-RODINO
ANTITRUST IMPROVEMENTS ACT IN CONNECTION WITH ITS ACQUISITION
BY CONSORTIUM OF PRIVATE EQUITY FIRMS
Nashville, Tenn., August 21, 2006 -— HCA Inc. (NYSE: HCA) announced today that the Federal Trade Commission has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the company’s pending acquisition by a consortium of private equity investment firms in a transaction valued at approximately $33 billion. The acquiring consortium includes affiliates of Bain Capital, Kohlberg Kravis Roberts & Co., Merrill Lynch Global Private Equity and HCA Founder Dr. Thomas F. Frist, Jr.
The transaction remains subject to the receipt of shareholder approval as well as the satisfaction of other previously disclosed closing conditions. The transaction is expected to close in the fourth quarter of 2006.
About HCA
HCA Inc. is a holding company whose affiliates own and operate hospitals and related health care entities. The term “affiliates” includes direct and indirect subsidiaries of HCA Inc. and partnerships and joint ventures in which such subsidiaries are partners. At June 30, 2006, these affiliates owned and operated 176 hospitals, 92 freestanding surgery centers and facilities which provided extensive outpatient and ancillary services, and affiliates of HCA Inc. were partners in joint ventures that owned and operated seven hospitals and nine freestanding surgery centers which are accounted for using the equity method. The Company’s facilities are located in 21 states, England and Switzerland.
Important Additional Information About the Transaction
In connection with the proposed merger, on August 9, 2006, HCA filed a preliminary proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by HCA at the Securities and Exchange Commission’s Web site at http://www.sec.gov/. The definitive proxy statement and such other documents may also be obtained for free from HCA by directing such request to HCA Inc., Office of Investor Relations, One Park Plaza, Nashville, Tennessee 37203, telephone: (615) 344-2068.
HCA and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of HCA’s participants in the solicitation, which may be different than those of HCA stockholders generally, is set forth in HCA’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements based on current HCA management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against HCA and others relating to the merger agreement; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to consummation of the merger; (4) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; (5) the failure of the merger to close for any other reason; (6) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (7) the effect of the announcement of the merger on our customer relationships, operating results and business generally; (8) the ability to recognize the benefits of the merger; (9) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (10) the impact of the substantial indebtedness incurred to finance the consummation of the merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond HCA’s ability to control or predict. HCA undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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